UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.7 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIAMI BREEZE CAR CARE, INC.
(Exact name of registrant as specified in its charter)
FLORIDA
(State or other jurisdiction of incorporation or organization)
7542
(Primary Standard Industrial Classification Code Number)
86-2579086
(I.R.S. Employer Identification Number)

848 Brickell Ave, PH 5 Miami, Fl 33131 (786) 743-3017
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Wolfgang Ruecker CEO 848 Brickell Ave, PH 5 Miami, Fl 33131 (786) 743-3017
(Name, address, including zip code, and telephone number, including area code, of agent for service)
From time to time after the date this registration statement becomes effective
(Approximate date of commencement of proposed sale to the public)

Copies of communications to:

Franklin Ogele, Esq.

Franklin Ogele, P.A.

One Gateway Center, 26th Fl

Newark, New Jersey 07102

(973) 277-4239

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Amount	Amount of Registration Fee
Common Stock, $0.0001 par value per share	5,471,966	$3.00	$16,415,898	$2,422.98

(1)	Consists of up to 5,471,966 shares of common stock to be sold by the Selling Shareholders. The registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effectuated without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.

The offering price of the shares has been determined arbitrarily by us. The proposed offering price is $3.00 per share and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

The selling stockholders will offer and sell their shares at a fixed price of $3.00 per share until such time as the Company’s common stock is listed on an established market, at which time they may be sold at prevailing market prices.

However, a Selling Shareholder may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will sell the shares as agent;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with a Selling Shareholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

A Selling Shareholder may be deemed an underwriter; therefore, each such Selling Shareholder may not engage in short sales of the Company’s common stock or other hedging activities. The Selling Shareholder may sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholder will attempt to sell shares of the Company’s common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Shareholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Shareholder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 1, 2023.

PRELIMINARY PROSPECTUS

MIAMI BREEZE CAR CARE, INC.

848 Brickell Ave, PH 5

Miami, Fl 33131

786 743 3017

5,471,966 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale of up to 5,471,966 shares of our common stock, par value $0.0001 (the “Shares”) by the Selling Shareholders (the “Selling Security Holders”) pursuant to a Private Placement Subscription Agreement dated May 2021 and May 2022. The 5,471,966 shares of common stock registered for resale by the Selling Shareholders would represent approximately 16% of our issued and outstanding shares of common stock as of October 31, 2023.

The Seller Shareholders is an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the Shares.

The selling stockholders will offer and sell their shares at a fixed price of $3.00 per share until such time as the Company’s common stock is listed on an established market, at which time they may be sold at prevailing market prices.

We are not a reporting company, and our common shares are not quoted on the OTC Markets; we expect to make an application for trading on the OTC Markets under the symbol “MBRZ.” There is however no guarantee that we would be successful in having our common stock listed on the OTC Markets so as to develop an active trading market and even if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock, or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

At the completion of this offering, Wolfgang Ruecker, his family and GH Bill, Inc. which Mr. Ruecker controls, will hold all the 1,000,000 shares of our Series A Preferred Shares. Together, collectively in their entirety, all holders of Series A preferred stock have voting rights equal to exactly 65% of all voting rights available at the time of any vote, including Series A preferred stock. Wolfgang and his family, through their ownership of Series A Preferred Stock, have the power to act on behalf of the Company, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management. In addition, Wolfgang Ruecker, his family and GH Bill, Inc., which Mr. Ruecker controls, would still control 84% of our issued and outstanding shares of common stock while only 16% of our common shares would be held by the public.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 1, 2023.

 i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

For investors outside the United States: we have not, and the Selling Stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the shares of Common Stock and the distribution of this prospectus outside the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement under the Securities Act to register with the SEC the Shares being offered in this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with it. For further information about us and the Shares, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. We file annual, quarterly, and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the Public Reference Room maintained by the SEC, located at 100 F Street NE, Washington D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room, including information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements, and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Throughout this prospectus, the terms, the “Company”, “MIAMI BREEZE CAR CARE, INC.”, “we”, “us”, “our”, and “our company” refer to MIAMI BREEZE CAR CARE, a Florida corporation.

Company Overview

We were incorporated on February 25, 2021 in the State of Florida. As our name suggests, we are in the car care business. Our history dates back to 2018 when Wolfgang Ruecker, our Founder and CEO and car enthusiast, was confronted with a challenge: how do you keep a car with the scent it had as brand-new right off the new car lot. The challenge led to years of collaboration with chemical engineers and mixers/perfumers resulting in what we believe delivers the perfect sensory experience for a luxury car: the Miami Breeze Car Care Products.

Industry/Market Overview.

The Global Car Care Products Market Size was estimated at $9.76 billion in 2021 and is projected to reach $14.583 billion by 2028, exhibiting a CAGR of 5.90% during the forecast period.1 Car Care Products market is segmented by region, by country, company, type, application and by sales channels. The industry is segmented by product type: Cleaning Products, Repair Products, Protection Products, Car Cleaning Accessories, Technical Care Product, and Antifreeze. The market is witnessing faster growth in Asia Pacific and North America. The growth can be attributed to the increasing demand from the growing automotive sector in key economies such as the U.S., Mexico, China, and India.2 The market is expected to be driven by the growth of the automotive industry around the world. The industry is expected to grow further due to the increasing disposable income in developing countries, along with the increasing consumer awareness regarding vehicle repair and maintenance.3 Moreover, an increase in the importance of aesthetics in automobiles, especially private vehicles, is expected to benefit the industry dynamics during the forecast period.4 Also, increasing awareness for maintaining car aesthetics and use of e-commerce platforms to increase customer base by major car care product manufacturers has promoted the growth of market.5

We are focused on Protection Products, Car Cleaning Accessories and has generated minimal revenue.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

[1]	(https://www.globenewswire.com/en/news-release/2022/06/29/2471183/0/en/Global-Car-Care-Products-Market-Size-Expected-to-Reach-14583-15-Million-by-2028-Booming-at-a-CAGR-of-5-90-Business-Overview-Current-Industry-Trends-Supply-and-Demand-Analysis-Key-D.html)

[2]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market).

[3]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market)

[4]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market)

[5]	(https://www.marketsandmarkets.com/Market-Reports/car-care-product-market-77542384.html)

These exemptions include:

-	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

-	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

-	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

-	reduced disclosure obligations regarding executive compensation; and

-	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can also take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

The Selling Shareholders Subscription Agreement and Registration Rights Agreement

This prospectus includes the resale of up to 5,471,966 shares of our common stock by the Selling Shareholders who obtained their common stock pursuant to a certain Private Placement Subscription Agreement between the Company and the Selling Shareholders beginning May 12, 2021 through May 24, 2022.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this prospectus. We derived the summary financial information for the nine months ended September 30, 2023 and 2022 from our unaudited financial statements and related notes, and from our audited financial statements and related notes for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) to December 31, 2021 appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results we expect in the future.

As shown in the financial statements accompanying this prospectus, MIAMI BREEZE CAR CARE, INC. has had no or minimal revenues to date and has incurred only losses since its inception. The Company has had minimal operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

	As of September 30, 2023	As of December 31, 2022
Balance Sheet:
Total Assets	$407,494	$1,045,219
Total Liabilities	$24,611	$18,269
Stockholders’ Equity	$382,883	$1,026,950

	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022	For the Year Ended December 31, 2022	For the Period from February 25, 2021 (Inception) to December 31, 2021
Statements of Operations:
Revenues	$14,747	$9,753	$12,439	$-
Cost of Sales	$6,293	$4,365	$6,079	$-
Operating Expenses	$649,936	$1,234,430	$1,605,424	$980,956
Net Loss	$(644,067)	$(1,230,553)	$(1,599,256)	$(980,917)

SUMMARY OF THIS OFFERING

Securities being offered by the Selling Security Holder	Up to 5,471,966 shares of Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Common Stock Outstanding Before the Offering	500,000,000 Common Stock, $0.0001 par value authorized; 33,471,966 shares issued and outstanding as of September 30, 2023.

Preferred Stock Outstanding Before the Offering	1,000,000 Series A Preferred Stock, $0.0001 par value authorized; all the authorized 1,000,000 Series A Preferred shares are issued and outstanding as of September 30, 2023.

Offering Price per Share	The selling stockholders will offer and sell their shares at a fixed price of $3.00 per share until such time as the Company’s common stock is listed on an established market, at which time they may be sold at prevailing market prices.

Summary of Control	The 1,000,000 shares of our Series A Preferred Shares outstanding are owned by Wolfgang Ruecker, his family and GH Bill, Inc., which Mr. Ruecker controls. Together, collectively in their entirety, all holders of Series A preferred stock have voting rights equal to exactly 65% of all voting rights available at the time of any vote, including Series A preferred stock. Wolfgang and his family, through their ownership of Series A Preferred Stock, have the power to act on behalf of the Company, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management. In addition, Wolfgang Ruecker, his family and GH Bill, Inc., which Mr. Ruecker controls, currently control 90% of our issued and outstanding shares of common stock while only 10% of our common shares would be held by the public.

Use of Proceeds

We will not receive any proceeds from the sale of the share of our Common Stock by the Selling Security Holder. We will pay for expenses of this offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses applicable to the sale of its shares.

OTC Markets Symbol	We do not have OTC Market Symbol but intends to apply for “MBRZ” as trading symbol.

Risk Factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

During the year ended December 31, 2022 and for the period from February 25, 2021 (inception) to December 31, 2021, we incurred a net loss of $1,599,256 and $980,917, respectively, and on December 31, 2022, we had an accumulated deficit of $2,580,173. For the nine months ended September 30, 2023, we had a net loss of $644,067 and on September 30, 2023, we had an accumulated deficit of $3,224,240. We have generated minimal revenues to date. There is no assurance we will be able to generate enough revenues for the sale of our car care products business to successfully achieve positive cash flow or that our car care products business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We believe that long-term profitability and growth will depend on our ability to:

•	Our market acceptability
•	Brand loyalty
•	Our ability to deepen market penetration
•	Expansion of operations and marketing / sales personnel

Inability to successfully execute on any of the above, among other factors, could have a material adverse effect on our business, financial results, or operations.

There might be unanticipated obstacles to the execution of our business plan.

Our business plans may change significantly. Our potential business endeavors are capital intensive due to the nature of formulation and production of car care products. Management believes that chosen activities and strategies are achievable considering current economic and legal conditions with the skills, background, and knowledge of our principal. Management reserves the right to make significant modifications to the stated strategies depending on future events.

Global or regional catastrophic events could impact our operations and affect our ability to grow our business.

Our business could be affected by unstable political conditions, civil unrest, large-scale terrorist acts, especially those directed against the United States or other major industrialized countries where our products are distributed, the outbreak or escalation of armed hostilities, major natural disasters, and extreme weather conditions, such as hurricanes, wildfires, tornados, earthquakes or floods, or widespread outbreaks of infectious diseases. Such catastrophic events could impact our operations and our supply chain, including the production and/or distribution of our products. Materials and/or personnel may need to mobilize to other locations. Some of the raw materials we use may be available from limited suppliers, and a regional catastrophic event impacting such suppliers could adversely impact our operations. In addition, such events could disrupt global or regional economic activity, which could affect consumer purchasing power and consumers’ ability to purchase our products, thereby reducing demand for our products. If our operations are disrupted or we are unable to grow our business as a result of these factors, our growth rate could decline and our business, financial condition and results of operations could be adversely affected.

We are subject to supply chain disruptions.

We intend to rely on a third-party plant to manufacture our products. We also intend to rely on third party suppliers of perfumes and other ingredients required for the formulation of our products. Our business could be affected by unstable political conditions, civil unrest, large-scale terrorist acts, especially those directed against the United States or other major industrialized countries where our products are distributed, the outbreak or escalation of armed hostilities, major natural disasters, and extreme weather conditions, such as hurricanes, wildfires, tornados, earthquakes or floods, or widespread outbreaks of infectious diseases. Such catastrophic events could impact our operations and our supply chain, including the production and/or distribution of our products. Materials and/or personnel may need to mobilize to other locations. Some of the raw materials we use may be available from limited suppliers, and a regional catastrophic event impacting such suppliers could adversely impact our operations. In addition, such events could disrupt global or regional economic activity, which could affect consumer purchasing power and consumers’ ability to purchase our products, thereby reducing demand for our products. If our operations are disrupted or we are unable to grow our business as a result of these factors, our growth rate could decline and our business, financial condition and results of operations could be adversely affected.

If currency exchange rates fluctuate substantially in the future, our operating results, which are reported in U.S. dollars, could be adversely affected.

We are likely to become more exposed to the effects of fluctuations in currency exchange rates, which is likely in inflationary economic environment. Since we will pay for our raw materials in currencies other than U.S. dollars but report our operating results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. Consequently, exchange rate fluctuations between the U.S. dollar and other currencies could have a material impact on our operating results.

Seasonality of our Business

We expect demand for our products to be down in Europe and North America during winter seasons because people care less about washing and shining up their cars in the winter. Moreover, with current climate change and the resulting unpredictability of weather conditions, characterized by extreme cold and hot conditions, fires, floods, etc.; we expect these conditions to adversely our business, financial condition and results of our operations.

The current and future state of the global economy may curtail our operations and our anticipated revenue.

Our business may be adversely affected by changes in domestic and international economic conditions, including inflation, changes in consumer preferences and changes in consumer spending rates, personal bankruptcy, and the ability to collect our accounts receivable. Changes in global economic conditions may adversely affect the demand for our products and make it more difficult to collect accounts receivable, thereby negatively affecting our business, results of operations, financial condition, and prospects. The recent disruptions in credit and other financial markets and deterioration of national and global economic conditions could, among other things, impair the financial condition of some of our customers and suppliers, thereby increasing customer bad debts, decreasing customers’ ability to spend disposable income on car accessories, or non-performance by suppliers. We expect current inflationary pressure to affect the price we pay for raw materials and labor, the exchange rates for imported raw materials and the resulting adverse effect on our business, financial condition and results of our operations.

Wolfgang Ruecker is our sole director and officer and does not qualify as an independent director.

Wolfgang Ruecker is our sole director and officer and does not qualify as an independent director. In addition, Mr. Ruecker has not made a subjective determination as to whether there exists any relationship which, in his opinion would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Had any such determination been made, Mr. Ruecker would have reviewed and discussed the information with the Company with regard to his business and personal activities and relationships as they may relate to us and our management.

We do not have sufficient cash on hand.

As of September 30, 2023, we had $165,837 cash on hand. These cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need $740,000 to continue operations. See “Estimated Expenses for the Next Twelve Months.” While we intend to engage in several equity or debt financings, there is no assurance that these will actually occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive to their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $3,224,240 and $2,580,173 as of September 30, 2023 and December 31, 2022, respectively, and has minimal revenues to date.

In light of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If these adjustments were required to be made, the value of our assets and your shares would be reduced. Management plans to raise additional capital through the sale of stock to pursue business development activities.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of our management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected.

We are an “emerging growth company” and a “smaller reporting company” and we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and/or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years following our initial public offering, although circumstances could cause us to lose that status earlier. We cannot predict whether investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparisons of our financial statements with other public companies difficult or impossible.

RISKS RELATED TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

The proceeds of this Offering will go to the Selling Shareholders. However, if we raise additional funds in the future through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences, or privileges senior to those of the rights of holders of our Common Stock, who may experience dilution of their ownership interest of our Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all.

Our officers and directors collectively own a substantial portion of our outstanding common stock and own 100% of our outstanding Series A preferred stock, and as long as they do, they are able to control the outcome of stockholder voting.

Our officers and directors are collectively the beneficial owners of approximately 90% of the outstanding shares of our common stock and own 100% of our outstanding Series A preferred stock as of the date of this prospectus. Series A Convertible Preferred Stock shall be entitled to vote with the shares of the Company’s common stock at any annual or special meetings of the stockholders of the Company. Together, collectively in their entirety, all holders of Series A preferred stock shall have voting rights equal to exactly 65% of all voting rights available at the time of any vote, including Series A preferred stock. The holders of Series A Preferred Stock, through their ownership of Series A Preferred Stock, have the power to act on behalf of the Company, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management or any individual members thereof in the event that one or more of the foregoing has done, or failed to do, anything which in his sole judgment, will materially and adversely impact the business of the Company in any manner whatsoever, including but not limited to, any violations of state or federal securities laws, or any action which could cause bankruptcy, dissolution, or other termination of the Company. In no event will the ombudsman have the right or power to participate in the normal and any usual daily operations of the Company. Accordingly, our officers and directors, individually and as a group, may be able to control us and direct our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Amended Articles of Incorporation authorize the Board of Directors to issue up to 500,000,000 shares of common stock and up to 1,000,000 shares of preferred stock; all of which are designed as Series A preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

Our shares qualify as a penny stock. As such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our stockholders to sell their shares and, as a result, our stockholders may have to hold their shares indefinitely.

Our common stock is deemed to be “penny stock” as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the United States Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our Common Stock are urged to obtain and read such disclosures carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation 240.15g-9 of the Securities and Exchange Commission requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse. Such patterns include:

I.	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer.
II.	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases.
III.	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salesperso%ns.
IV.	excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers; and
V.	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

RISKS RELATED TO THE OFFERING

Our future stockholders will experience significant dilution as a result of future issuance of common stock.

Our Amended Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock; up to 1,000,000 shares of preferred stock all of which are designated a Series A preferred stock. Currently, certain of our Selling Shareholders own on the aggregate 1,000,000 Preferred Series A Stock and 33,471,966 shares of our Common Stock. Consequently, we have the ability to issue 466,879,854 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.

Anti-Takeover Effects of Stock Ownership and Control by our Sole Officer and Director.

At the completion of this offering, Wolfgang Ruecker, his family and GH Bill, Inc., which Mr. Ruecker controls in his capacity as CEO, will hold all the 1,000,000 shares of our Series A Preferred Shares. Together, collectively in their entirety, all holders of Series A preferred stock have voting rights equal to exactly 65% of all voting rights available at the time of any vote, including Series A preferred stock. Wolfgang and his family, through their ownership of Series A Preferred Stock, have the power to act on behalf of the Company, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management. In addition, Wolfgang Ruecker, his family and GH Bill, Inc. which he controls, would still control 84% of our issued and outstanding shares of common stock while only 16% of our common shares would be held by the public. As a result, Mr. Ruecker, acting together with his family, will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions, or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

We are registering an aggregate of 5,471,966 shares of common stock issued to Selling Shareholders pursuant to a Regulation D Private Placement Memorandum.

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are not a reporting company, and our common shares are not quoted on the OTC Markets; we expect to make an application for trading on the OTC Markets under the symbol “MBRZ.” There is however no guarantee that we would be successful in having our common stock listed on the OTC Markets so as to develop an active trading market and even if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock, or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our common stock will likely be thinly traded, it will be more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock will be thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares.
•	the number of securities analysts, market-makers and brokers following our common stock.
•	new products or services introduced or announced by us or our competitors.

•	actual or anticipated variations in quarterly operating results.
•	conditions or trends in our business industries.
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures, or capital commitments.
•	additions or departures of key personnel.
•	sales of our common stock and
•	general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are not currently traded on the OTC Markets and, further, will be subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers, and option traders.

The offering price of the Shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Shares. The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book, or other established criteria of value. Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares. We have placed the offering price per share at $3.00 solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percentage of ownership and may dilute our share value.

Our Amended Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock; up to 1,000,000 shares of preferred stock all of which are designated a Series A preferred stock. Currently, certain of the Selling Shareholders own on the aggregate 1,000,000 Preferred Series A Stock and 33,471,966 Common Stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive the proceeds from the sale of the securities offered herein by the Selling Shareholders; the proceeds will be received by the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The proposed offering price is $3.00 per share and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

DILUTION

We are not offering any shares in this registration statement. All shares are being registered on behalf of the Selling Security Holder.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, operating results, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant.

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company is required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Shareholder. The Company will not receive any proceeds from the sale of the common stock by selling shareholders. See “Calculation of Registration Fee” Table. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended Articles of Incorporation and Bylaws provide, as permitted by governing Florida law, that we will indemnify our directors, officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of the company. The inclusion of these provisions in our Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Moreover, our Bylaws do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933.

ITEM 15 – RECENT SALE OF UNREGISTERED SECURITIES

We were incorporated on February 25, 2021. Beginning May 12, 2021 through May 24, 2022, the Company conducted certain Private Placement of its common stock shares of common pursuant to Regulation S. The 5,471,966 shares of common stock offered herein by the Selling Shareholders were issued pursuant to a Regulation S offering. Except as disclosed herein, the Company has not engaged in any other sale of unregistered securities.

SUMMARY OF SHAREHOLDING AND SELLING SHAREHOLDERS

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holder as of the date hereof and the number of shares of common stock being offered by the Selling Security Holder.

The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time. However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The column entitled “Amount Beneficially Owned After the Offering” assumes the sale of all shares offered.

Name and Address of Beneficial Owner	Shares owned Before the Offering	Total Number of Shares offered for Registration by Selling Shareholder	Total Shares Owned After the Offering	Percentage of Shares Owned After Completion of Offering

GH Bill Inc. (1)
17 SE 24th Ave
Pompano Beach FL 33062	10,000,000	2,000,000	8,000,000	28%

Firaz Ruecker (2)
17SE 24th Ave
Pompano Beach FL 33062	10,000,000	0	10,000,000	36%

Lance Ruecker (3)
17SE 24th Ave
Pompano Beach FL 33062	10,000,000	0	10,000,000	36%

RN Consulting GMBH
Baarerstrasse 57
Zug 6302
Switzerland	2,000,000	2,000,000	0	0%

Werner J. Braun Stiftung
Austrasse 49
Vaduz 9490
Liechtenstein	400,000	400,000	0	0%

Braun Vermoegensverwaltung GmbH
Moenchstrasse 11
Stuttgart 70191
Germany	300,000	300,000	0	0%

Werner Braun
Moenchstrasse 11
Stuttgart 70191
Germany	300,000	300,000	0	0%

Patrick Scotoni
Laubstenstrasse 45
Staefa 8712
Switzerland	200,000	200,000	0	0%

Rafael Scotoni
Buechwisstrasse 7
Benglen 8121
Switzerland	100,000	100,000	0	0%

Franklin Ogele
One Gateway Center 26th F1
Newark NJ 07102	37,500	37,500	0	0%

William P Bollander
615 18th Ave N
Lake Worth FL 33460-6661	33,333	33,000	0	0%

DDCM Future Capital LLC
615 18th Ave N
Lake Worth Fl 33460	30,000	30,000	0	0%

Christoph Locher
Lauridstrasse 9
Zug 6300
Switzerland	20,000	20,000	0	0%

Tysadco Partners
210 West 77th Street #7W
New York NY 10024	16,667	17,000	0	0%

Gottfried Kiefer
Pilatusweg 19
Ottenbach 8913
Switzerland	10,000	10,000	0	0%

Dita Eyewear
1 Columbia, Suite 130
Aliso Viejo CA 92656	10,000	10,000	0	0%

William Eilers
74 Saint Dunstans 41
Luzern 6003
Switzerland	7,500	7,500	0	0%

Ivan Talevi
Sinserstrasse 59
6330 Cham
Switzerland	2,000	2,000	0	0%

Daniel Ebneter
Berglistrasse 41
Luzern 6003
Switzerland	1,800	1,800	0	0%

Rodney Hsu
4657 Brentlawn Dr.
Burnaby BC V5C 3V3	833	833	0	0%

Raymond Serion
8033 Osler St
Vancouver BC V6P 4E3
Canada	833	833	0	0%

Farshad Abbaszadeh
Arosastrasse 70
Maladers 7026
Switzerland	100	100	0	0%

Christoph Bosch
Rieslingweg 3
Erligheim 74391
Germany	100	100	0	0%

Franchise Investment AG
Lindenstrasse 8
Barr 6340
Switzerland	100	100	0	0%

Dirk Richter
42 Arch. Makariou Ave, Flat 701
Larnaca 6017
Cyprus	100	100	0	0%

Marc Oliver Richter
Forchwaldstrasse 98
Walchwil 6318
Switzerland	100	100	0	0%

Thomas Richter
Radberger Landstrasse 24
Radeberg 01454
Germany	100	100	0	0%

Hanna Valeisha
42 Arch. Makariou Ave, Flat 701
Larnaca 6017
Cyprus	100	100	0	0%

Brian F. Califano
34 Doral Lane
Bay Shore Ny 11706	100	100	0	0%

Ioannis Papapetrou
Profiti Elia 13, Res 3
Monte Saviano Complex Livadia
Larnaca 7060
Cyprus	100	100	0	0%

Thelma Papapetrou
Profiti Elia 13, Res 3
Monte Saviano Complex Livadia
Larnaca 7060	100	100	0	0%
Cyprus

Yvonne Dittrich
Landstrasse 24
Radeberg 01454
Germany	100	100	0	0%

Martina Ines Richter
Langobardenstr. 102a
Dresden 01239
Germany	100	100	0	0%

Friedemann Kuechenmeister
Lipsiusstrasse 1
Dresden 01309
Germany	100	100	0	0%

Philipp Kuechenmeister
Holbeinstr. 32
Dresden 01307
Germany	100	100	0	0%

Karin Richter
Kieler Strasse 41
Dresden 01109
Germany	100	100	0	0%
	33,471,966	5,471,966	28,000,000	100%

(1)	Wolfgang Ruecker, our CEO and Sole Director is also the CEO of GH Bill, Inc.
(2)	Firaz Ruecker is the wife of Wolfgang Ruecker
(3)	Lance Ruecker is the son of Wolfgang Ruecker

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

We were incorporated on February 25, 2021 in the State of Florida. As our name suggests, we are in the car care business. Our history dates back to 2018 when Wolfgang Ruecker, our Founder and CEO and car enthusiast, was confronted with a challenge: how do you keep with the scent it had a brand-new right off the new car lot. The challenge led to years of collaboration with chemical engineers and mixers/perfumers resulting in what we believe delivers the perfect sensory experience for a luxury car: the Miami Breeze Car Care Products.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act. Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

Industry/Market Overview.

Car care products are high performance chemicals used to improve shine, gloss, and durability of vehicles. These chemicals also protect and retain the visual appeal of vehicles. There are different types of automotive appearance chemicals available in the market which includes wheel care, tire shine, interior-exterior care, glass cleaner, paint cleaning and protection, paint restoration and many more.

The Global Car Care Products Market Size was estimated at $9.76 billion in 2021 and is projected to reach $14.583 billion by 2028, exhibiting a CAGR of 5.90% during the forecast period.6 Car Care Products market is segmented by region, by country, company, type, application and by sales channels. The industry is segmented by product type: Cleaning Products, Repair Products, Protection Products, Car Cleaning Accessories, Technical Care Product, and Antifreeze. The market is witnessing faster growth in Asia Pacific and North America. The growth can be attributed to the increasing demand from the growing automotive sector in key economies such as the U.S., Mexico, China, and India7. The market is expected to be driven by the growth of the automotive industry around the world. The industry is expected to grow further due to the increasing disposable income in developing countries, along with the increasing consumer awareness regarding vehicle repair and maintenance.8 Moreover, an increase in the importance of aesthetics in automobiles, especially private vehicles, is expected to benefit the industry dynamics during the forecast period.9 Also, increasing awareness for maintaining car aesthetics and use of e-commerce platforms to increase customer base by major car care product manufacturers has promoted the growth of market.10

[6]	(https://www.globenewswire.com/en/news-release/2022/06/29/2471183/0/en/Global-Car-Care-Products-Market-Size-Expected-to-Reach-14583-15-Million-by-2028-Booming-at-a-CAGR-of-5-90-Business-Overview-Current-Industry-Trends-Supply-and-Demand-Analysis-Key-D.html

[7]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market).

[8]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market)

[9]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market)

We are focused on Protection Products, Car Cleaning Accessories and have generated minimal revenue.

Material Uncertainties that may cause our reported financial information not to be necessarily indicative of future operating results or of future financial condition.

COVID-19 pandemic and other world events pose a material uncertainty that may cause our reported financial information not to be necessarily indicative of future operating results or of future financial condition.

We expect our operations to be exposed to risks associated with the COVID-19 pandemic and general business and economic conditions, such as inflationary pressures and geopolitical conditions including, but not limited to, the conflict between Russia and the Ukraine, and the conflict between Israel and Gaza. We could see changes in consumer demand as a result of a resurgence of COVID-19 and general business and economic conditions, including the inability of consumers to purchase our products due to illness, quarantine, or other restrictions, store closures, or financial hardship. Reduced demand for our products or changes in consumer purchasing patterns, as well as continued economic uncertainty, can adversely affect our customers’ financial condition, which can result in bankruptcy filings and/or an inability to pay for our products. In addition, we may also continue to experience business disruptions as a result of COVID-19 general business and economic conditions, resulting from temporary closures of our facilities or facilities of our business partners or the inability of a significant portion of our or our business partners’ workforce to work because of illness, quarantine, or travel or other governmental restrictions. Any sustained interruption in our or our business partners’ operations, or supply chain or any significant continuous shortage of raw materials or other supplies, can negatively impact our business.

The impact of COVID-19 and general business and economic conditions, such as inflationary pressures, geopolitical conditions including, but not limited to, the conflict between Russia and the Ukraine, and the conflict between Israel and Gaza have heightened, or in some cases manifested, certain of the other risks discussed herein. The extent of the impact of the COVID-19 pandemic and general business and economic conditions on our business remains uncertain and will continue to depend on numerous evolving factors that we are not able to accurately predict and which will vary by jurisdiction and market, including the duration and scope of the pandemic, and other global economic and geopolitical conditions, including how long it takes to recover from any economic recessions and inflationary pressures, governmental actions that have been taken, or may be taken in the future, in response to the pandemic, and changes in consumer behavior in response to the pandemic and general, economic and geopolitical conditions, some of which may be more than just temporary.

Our Planned Digital Marketing Campaign May Fail

In December 2022, we commenced placement of one product on Amazon.com https://a.co/d/cSlySI9. During the next 12 months, we intend to grow production and sales through placements on Amazon.com, Facebook and other digital media platforms. To date, our sales through Amazon have been minimal. During the next twelve [12] months, we plan to place sponsored ads on Amazon.com, Facebook and other digital platforms to create product awareness to drive customers to our product. As of November 30, 2023, we have approximately $115,000 in cash and have estimated $740,000 for projected expenses on SEC Reporting, Legal Accounting and Compliance, Working Capital/Overhead and Marketing and Advertising for the next 12-months. See “Estimated Expenses for the Next Twelve Months.” Our cash resources as of November 30, 2023 will not be sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, or if our planned digital campaigns were to fail, we will be unable to execute on projected operations for the next 12 months. In that event, we will be forced to cut down on our planned Marketing and Advertising campaigns, which will negatively affect our business, results of operations and financial condition. While we intend to engage in several equity or debt financings, there is no assurance that these will occur, nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are not dilutive of their interests.

Russian invasion of Ukraine is another source of economic uncertainty and capital markets disruption, which has significantly created geopolitical instability, and which could make our reported financial information not to be necessarily indicative of future operating results or of future financial condition.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and Russia’s launch of a full-scale military invasion of Ukraine in February 2022. Although the length and impact of the ongoing military conflict is highly unpredictable, the war in Ukraine has led to market disruptions, including significant volatility in commodity prices, credit, and capital markets. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine, and subsequent military invasion in Ukraine have led to sanctions and other penalties being levied by the United States, the European Union, and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including the agreement by the U.S. and the EU to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional equity or debt funding. Any of the abovementioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the war, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described herein.

In addition, as a result of the ongoing conflict between Russia and Ukraine, we may experience other risks, difficulties and challenges in the way we conduct our business and operations generally. For example, there may be an increased risk of cybersecurity attacks due to the current conflict between Russia and Ukraine, including cybersecurity attacks perpetrated by Russia or others at its direction in response to economic sanctions and other actions taken against Russia as a result of its invasion of Ukraine. Any increase in such attacks on us or our third-party providers or other systems could adversely affect our network systems or other operations. At this time, to the best of our knowledge, we do not believe we have experienced any cyberattacks that are related to the conflict between Russia and Ukraine.

A protracted conflict between Ukraine and Russia, any escalation of that conflict, and the financial and economic sanctions and import and/or export controls imposed on Russia by the United States, the UK, the EU, Canada and others, and the above-mentioned adverse effect on our operations and on the wider global economy and market conditions could, in turn, have a material adverse impact on our business, financial condition, cash flows and results of operations and could cause the market value of our common shares to decline.

Acts of war, terrorism, or other unknown and unexpected events could disrupt our business and make our reported financial information not to be necessarily indicative of future operating results or of future financial condition.

Involvement in a war or other military action or acts of terrorism may cause significant disruption to commerce throughout the world. To the extent that such disruptions result in (i) delays or cancellations of customer orders, (ii) a general decrease in consumer spending, (iii) our inability to effectively market and distribute our products, or (iv) our inability to access capital markets, our business, results of operations, financial condition, and prospects could be materially and adversely affected. We are unable to predict whether the involvement in a war or other military action will result in any long-term commercial disruptions or if such involvement or responses will have any long-term material adverse effect on our business, results of operations, financial condition, or prospects.

Crucial Market Insights in Car Care / Cleaning Segment/Leather Cleaner and Conditioning/ All Purpose Ultimate Interior Cleaner Products.

•	More than 2 billion cars are cleaned in North America and nearly 1 billion in Europe each year
•	Demand for automotive care products is rapidly growing in Asia
•	The global automotive care product market is projected to grow from $11.8 billion in 2019 to $16.1 billion by 2027 at a CAGR of 4%.

Our cash balance is approximately $115,000 as of November 30, 2023. Being a start-up company, we have very limited operating history we do not currently have any arrangements for additional financing.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated minimal revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations.

PLAN OF OPERATIONS

Overview

We are in the car care accessories business, focusing on protection products/car cleaning accessories. We were founded in 2021 as a Florida corporation. Our history dates back to 2018 when Wolfgang Ruecker, our Founder and CEO and car enthusiast, was confronted with a challenge: how do you keep a car with the scent it had as a brand-new right off the new car lot. The challenge led to years of collaboration with chemical engineers and mixers/perfumers resulting in what we believe delivers the perfect sensory experience for a luxury car: the Miami Breeze Car Care Products.

Market Conditions

The Global Car Care Products Market Size was estimated at $9.76 billion in 2021 and is projected to reach $14.583 billion by 2028, exhibiting a CAGR of 5.90% during the forecast period.11 Car Care Products market is segmented by region, by country, company, type, application and by sales channels. The industry is segmented by product type: Cleaning Products, Repair Products, Protection Products, Car Cleaning Accessories, Technical Care Product, and Antifreeze. The market is witnessing faster growth in Asia Pacific and North America. The growth can be attributed to the increasing demand from the growing automotive sector in key economies such as the U.S., Mexico, China, and India.12 The market is expected to be driven by the growth of the automotive industry around the world. The industry is expected to grow further due to the increasing disposable income in developing countries, along with the increasing consumer awareness regarding vehicle repair and maintenance.13 Moreover, an increase in the importance of aesthetics in automobiles, especially private vehicles, is expected to benefit the industry dynamics during the forecast period.14 Also, increasing awareness for maintaining car aesthetics and use of e-commerce platforms to increase customer base by major car care product manufacturers has promoted the growth of market.15

Source of our Production

We intend to rely on a third-party plant to manufacture our products. We also intend to rely on third party suppliers of perfumes and other ingredients required for the formulation of our products. The Company entered into Car Care Development and Manufacturing Agreement (herein, “Manufacturing Agreement”) with CleanCompany Systemzentrale GmbH (“CleanCompany”) on January 4, 2023. Under the terms of the Manufacturing Agreement, CeanCompany agrees to manufacture, and package, according to our specifications, and deliver the finished products to us. CleanCompany shall source all necessary ingredients to manufacture the following products to ensure that they meet the quality expectations of Miami Breeze Car Care Inc; provide the mixing and experimentation of such products for Miami Breeze Car Care Inc and package the bulk package the finished products to be shipped to the destinations as directed by Miami Breeze Car Care Inc. Payment term is 50% at the placement of order and 50% at delivery. The initial term of the Agreement is 3 years. See Exhibits 10.2 and 10.2A.

We were founded only in 2021 and have no history of bankruptcy, receivership or similar proceeding, including any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

12-Month Outlook and Roll Out of Production

In December 2022, we commenced placement of one product on Amazon.com https://a.co/d/0ShsMiP. During the next 12 months, we intend to grow production and sales through placements on Amazon.com, Facebook and other digital media platforms. During the next twelve [12] months, we plan to place sponsored ads on Amazon.com, Facebook and other digital platforms to create product awareness to drive customers to our product. During the next twelve [12] months, we plan to place sponsored ads on Amazon.com, Facebook and other digital platforms to create product awareness to drive customers to our product. As of November 30, 2023, we have approximately $115,000 in cash and have estimated $740,000 for projected expenses on SEC Reporting, Legal Accounting and Compliance, Working Capital/Overhead and Marketing and Advertising for the next 12-months. See “Estimated Expenses for the Next Twelve Months.” Our cash resources as of November 30, 2023 will not be sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, or if our planned digital campaigns were to fail, we will be unable to execute on projected operations for the next 12 months. In that event, we will be forced to cut down on our planned Marketing and Advertising campaigns, which will negatively affect our business, results of operations and financial condition. While we intend to engage in several equity or debt financings, there is no assurance that these will occur, nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are not dilutive of their interests.

[11]	https://www.globenewswire.com/en/news-release/2022/06/29/2471183/0/en/Global-Car-Care-Products-Market-Size-Expected-to-Reach-14583-15-Million-by-2028-Booming-at-a-CAGR-of-5-90-Business-Overview-Current-Industry-Trends-Supply-and-Demand-Analysis-Key-D.html

[12]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market).

[13]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market)

[14]	(https://www.grandviewresearch.com/industry-analysis/car-care-product-market)

Our Properties

Our principal offices are located at our principal office located at 848 Brickell Avenue, PH 5, Miami, FL 33131. We do not currently lease or own any other real property.

RESULTS OF OPERATIONS

We have limited operating history having been incorporated only in February 2021. Since our incorporation, our management has focused on developing the plans for launching our car care/car cleaning products. We have also been focusing on hiring counsel and independent certified public accountants for the preparation of this Registration Statement. Substantial efforts will be required to commence mass production of our products and dealing with accounting and compliance matters required of public companies.

Year ended December 31, 2022 compared to the period from February 25, 2021 (inception) to December 31, 2021

For the year ended December 31, 2022 and for the period from February 25, 2021 (inception) to December 31, 2021, we generated revenue of $12,439 and $0, respectively.

Since inception, substantially all of the Company’s sales were generated in Europe. No customer accounted for over 10% of sales. The increase in sales was attributable to our marketing efforts. We are not aware of any known trends or uncertainties that have had or that are reasonably likely to have a material impact on net sales. During the next twelve months, we plan to place sponsored ads on Amazon.com, Facebook and other digital platforms to create product awareness to drive customers to our product. If our planned digital advertising campaign fails, or if we are unable to generate enough cash from sales, we will need to reduce or cease marketing and advertising campaigns. Such actions will negatively affect our business, results of operations and financial condition.

For the year ended December 31, 2022, operating expenses amounted to $1,605,424, which consisted of professional fees of $1,161,172 (including stock-based professional fees of $1,011,574), professional fees – related party of $175,025, compensation of $105,333, advertising and promotion of $58,247, and general and administrative expenses of $105,647. For the period from February 25, 2021 (inception) to December 31, 2021, operating expenses amounted to $980,956, which consisted of professional fees of $692,167 (including stock-based professional fees of $674,167), professional fees – related party of $211,475, compensation of $26,000, advertising and promotion of $988, and general and administrative expenses of $50,326.

Three and Nine Months Ended September 30, 2023 and 2022

Revenues:

For the three months ended September 30, 2023 and 2022, we generated revenues of $4,701 and $3,139, respectively. For the nine months ended September 30, 2023 and 2022, we generated revenues of $14,747 and $9,753, respectively. In December 2022, the Company commenced sales on Amazon.com and to date sales have been minimal.

Cost of Sales:

For the three months ended September 30, 2023 and 2022, cost of sales amounted to $1,800 and $1,601, respectively. For the nine months ended September 30, 2023 and 2022, cost of sales amounted to $6,293 and $4,365, respectively.

Operating expenses:

For the three and nine months ended September 30, 2023 and 2022, operating expenses consisted of the following:

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,
	2023	2022	2023	2022
Compensation and related benefits	$18,000	$18,000	$54,648	$87,333
Advertising and promotion	3,599	14,993	14,655	57,129
Professional fees	26,705	305,787	410,181	868,998
Professional fees - related parties	51,350	25,500	138,350	119,525
General and administrative expenses	11,223	27,155	32,102	101,445
Total Operating Expenses	$110,877	$391,435	$649,936	$1,234,430

Compensation and related benefits:

During the three months ended September 30, 2023, compensation and related benefits decreased by $0 as compared to the three months ended September 30, 2022. During the nine months ended September 30, 2023, compensation and related benefits decreased by $32,685, or 37.4%, as compared to the nine months ended September 30, 2022. The decrease during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022 was primarily attributable to a decrease in stock-based compensation of $33,333.

Advertising and promotion:

During the three months ended September 30, 2023, advertising and promotion expenses decreased by $11,394 as compared to the three months ended September 30, 2022. During the nine months ended September 30, 2023, advertising and promotion expenses decreased by $42,474 as compared to the nine months ended September 30, 2022. The decreases during the 2022 periods were attributable to a decrease in social media ads on Facebook and advertising campaigns in Europe to promote our products related to cost cutting measures.

Professional fees:

During the three months ended September 30, 2023, professional fees decreased by $279,082 as compared to the three months ended September 30, 2022. The decrease in professional fees during the three months ended September 30, 2023 as compared to the three months ended September 30, 2022 was primarily attributable to a decrease in stock-based consulting and legal fees of $291,667, offset by an increase in accounting fees of $10,880.

During the nine months ended September 30, 2023, professional fees decreased by $458,817 as compared to the nine months ended September 30, 2022. The decrease in professional fees during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022 was primarily attributable to a decrease in stock-based consulting and legal fees of $468,982, offset by an increase in accounting fees of $6,410.

Professional fees – related parties:

During the three months ended September 30, 2023, professional fees – related parties increased by $25,850 as compared to the three months ended September 30, 2022. This increase was attributable to a ten-month business operations agreement with GH Bill. In connection with this agreement, we paid a monthly service fee ranging from $4,000 to $18,500 to GH Bill for administration and back-office services. Beginning in June 2022, this monthly service fee was increased from $4,000 to $8,500 per month, in January 2023, the monthly fee was increased to $14,500, and in August 2023, the monthly fees was increased to $18,500.

During the nine months ended September 30, 2023, professional fees – related parties increased by $18,825 as compared to the nine months ended September 30, 2022. On April 16, 2021, we entered into a one-year marketing consulting agreement with a company owned by the Company’s majority shareholder. See Exhibit 10.2B. In connection with this agreement, we paid the related party cash of $285,000 in 2021. During the nine months ended September 30, 2023 and 2022, in connection with this agreement, we recorded professional fees – related party of $0 and $73,525, respectively. This decrease was offset by an increase in consulting fees – related party of $92,350 attributable to a ten-month business operations agreement with GH Bill discussed above.

General and administrative expenses:

During the three months ended September 30, 2023, general and administrative expenses decreased by $15,932 as compared to the three months ended September 30, 2022. The decrease in general and administrative expenses during the three months ended September 30, 2023 as compared to the three months ended September 30, 2022 was primarily attributable to a decrease in shipping charges of $17,279 related to the shipment of product from Europe to the United States, and a decrease in software and technology expenses of $4,411, offset by an increase in storage fees of $3,858 and an increase in compute and interest expense of $1,500.

During the nine months ended September 30, 2023, general and administrative expenses decreased by $69,343 as compared to the nine months ended September 30, 2022. The decrease in general and administrative expenses during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022 was primarily attributable to a decrease in shipping charges of $44,895 related to the shipment of product from Europe to the United States, a decrease in travel expenses of $8,465, and a decrease in software and technology expenses of $28,958, offset by an increase in storage fees of $12,156.

Net loss:

For the three months ended September 30, 2023 and 2022, we incurred a net loss of $110,087, or $(0.00) per common share (basic and diluted), and $392,633, or $(0.01) per common share (basic and diluted, respectively. During the nine months ended September 30, 2023, net loss amounted to $644,067, or $(0.02) per common share (basic and diluted, as compared to a net loss of $1,230,553 or $(0.04) per common share (basic and diluted, for the nine months ended September 30, 2022.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History: Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated minimal revenues to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of September 30, 2023, our cash balance is $165,837; our total assets balance was $407,494; our total liabilities are $24,611, and for the nine months ended September 30, 2023, our net loss is $644,067.

Our primary uses of cash have been for compensation and related benefits, advertising and promotion fees, fees paid to third and related parties for professional services, and general and administrative expenses. We have received funds from the sales of products and from the sale of our common shares. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

•	An increase in working capital requirements to finance our current business;
•	Product development fees;
•	Addition of administrative and sales personnel needed for business growth;
•	The cost of being a public company;
•	Marketing expense for building brand;
•	Capital requirements for production capacity.

Since inception, we have raised proceeds from the sale of common shares.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTHS

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTHS

SEC Reporting, Legal, Accounting, Audit and Compliance	$120,000
Working Capital / Overhead	120,000
Marketing and Advertising	500,000
Total	$740,000

The Company has already commenced placement of its products on Amazon.com.

The above figures represent only estimated costs. The estimated cost of this registration statement is $50,000 which will be paid by us.

As the above table shows, our projected capital needs for the next 12 months is $740,000. As of November 30, 2023, we have approximately $115,000 in cash, which will not be sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. While we intend to engage in several equity or debt financings, there is no assurance that these will actually occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. Since the proceeds of this Offering will go to the Selling Shareholders, and in the event we are unable to generate sufficient revenues or obtain debt or equity financing to cover the deficit for the next twelve months, we would be compelled to scale down on marketing and advertising capital outlays. In the event of such scaling down, it will negatively affect our business, results of operations and financial condition.

In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms, or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have implemented our plan of operations. Our only source for cash at this time is investments by the Selling Shareholders. Our cash resources as of November 30, 2023 of approximately $115,000 will not be sufficient for us to execute our business plan.  If we do not generate sufficient cash from our intended financing activities and sales, or if our planned digital campaigns were to fail, we will be unable to execute to execute on projected operations for the next 12 months. In that event, we will be forced to cut down on our planned Marketing and Advertising campaigns, which will negatively affect our business, results of operations and financial condition. While we intend to engage in several equity or debt financings, there is no assurance that these will occur, nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are not dilutive of their interests.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

We are in the car care accessories business, focusing on protection products/car cleaning accessories. We were founded in 2021 as a Florida corporation. Our history dates back to 2018 when Wolfgang Ruecker, our Founder and CEO and car enthusiast, was confronted with a challenge: how do you keep a car with the scent it had a brand-new right off the new car lot. The challenge led to years of collaboration with chemical engineers and mixers/perfumers resulting in what we believe delivers the perfect sensory experience for a luxury car: the Miami Breeze Car Care Products.

REVENUE

Our Revenue Sources:

Our revenues will come from sales of our car care/cleaning products to consumers we will target through our marketing/sales/promotional campaign described below.

Critical Revenue Factors:

•	Overall Economic Condition
•	Customer Credit Risks

Overall economic conditions will be key to our success. We expect consumers to spend less on car care/cleaning products during recession. In that endeavor, our revenues will also be exposed to Counterparty and Customer Credit Risks in the event of nonperformance by a counterparty to that contract. However, we intend to evaluate the credit standing of such counterparties as we may deem appropriate at the time, we enter into such a contract. This evaluation may include reviewing a counterparty’s credit rating and latest financial information. Our principal exposure to credit risk will be through receivables resulting from the sale of our car care/cleaning products. The inability or failure of our significant customers to meet their obligations to us or their insolvency or liquidation may adversely affect our financial results. Finally, although we currently do not have any outstanding credit facility or debt securities and are not directly subjected to interest rate risk, we may in the future incur indebtedness. At such time, we will become subject to interest rate risk.

OUR COMPETITIVE STRENGTHS

•	We are passionate about bringing our unique, luxury new car scent technology to the automotive car market
•	Miami Breeze is more than a product: we are marketing our product as a premium life-style accessory

Marketing/Sales/Promotion

Target

•	Pre-owned car dealers
•	Luxury car owners
•	Digital savvy millennials
•	Automotive dealers and car wash outfits
•	Rental car/Ride share operators: Uber, Lyft, Zoom car, Turo, etc.
•	Online Influencers
•	Car enthusiasts
•	Caravan and camping enthusiasts

Distribution Channel

•	Direct to consumer (D2C) model
•	Placement on Amazon which has already commenced.

We believe our distribution channel will bring about:

•	Instant reach to billions of potential consumers
•	Reduced cost of operating traditional brick and mortar reseller network
•	Expansion into more sales territories.

Marketing

Objectives

•	Set product as the benchmark for luxury new car scent
•	A must have for new car scent lovers
•	Convert everyday customers into a loyal fanbase family

Key Selling Points

•	Easy/everyday application
•	Unique new car scent
•	Fully organic formulation

Promotion

•	Influence marketing campaigns
•	Sponsorships
•	Brand Ambassador

We have already partnered with Romain Grosjean as our Brand Ambassador. Romain is a high profile F1 and IndyCar driver. The Frenchman is a passionate supporter of Miami Breeze and will help carry our message to motorsport fans across the globe. Romain will wear Miami Breeze branding during IndyCar racing program and will use his social media presence to promote our products. In consideration of the brand awareness campaign by Romain, the Company will compensate him with 2,000,000 shares of the Company. We expect the brand awareness created by Romain Grosjean as part of our marketing campaign will foster consumer acceptability of our products with positive results to our business, operations, and financial condition. See Exhibit 10.2 – being for Promotional Agreement with RN Consulting, Romain Grosjean’s company. The Promotional Agreement was signed on April 28, 2021 and is for a 24-month term and renewable for an additional 24 months term. See Exhibit 10-2A – being Addendum to the Promotional Agreement.

Competition

As we have described above, Shell, ExxonMobil, BP, Chevron, and Total are also involved in one or other sector of the industry; however, we are not aware of competitor producing car care products similar to Miami Breeze. Notwithstanding, the absence of competitors in the same organic car care products sector, competitors with large financial, sales and operations capabilities could emerge in the scene. In that case, our financial condition and operations would be adversely impacted.

Seasonality of Business

We expect demand for our products to be down in Europe and North America during winter seasons.

Employees

We do not have employees; our CEO and sole Director, Mr. Wolfgang Ruecker, devotes as many hours required to implement our business plan, including coordination with third parties that manufacture our car care products. However, we plan to hire employees as we proceed with the implementation of our business plan, including the logistics of manufacturing and shipments to our customers.

Website Access

Our website is www.miami-breeze.com. We do not adopt the contents of the website as part of this Registration Statement.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings, and we are not aware of any pending or potential legal actions. However, we may, from time to time, be involved in legal proceedings and be subject to claims arising in the ordinary course of our business. Although the results of such litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of any such litigation of any such litigation in the ordinary course matters will not have a material adverse effect on our business, operating results, financial condition, or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

DIRECTORS, EXECUTIVE OFFICERS SIGNIFICANT EMPLOYEES, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows: Except as otherwise provided, the address of the Company is the address of each officer and/or director hereunder.

Name and Address of Executive Officers and Directors	Age	Position
Wolfgang Ruecker	44	Chairman of the Board
848 Brickell Ave, PH 5		President/CEO
Miami, FL 3313

Mr. Wolfgang Ruecker, CEO is a Miami, Florida based investor and entrepreneur is our sole officer and director. Mr. Ruecker has over 20 years’ experience as an investor. Mr. Ruecker has invested in and operated online payment processing companies and has experience in financial management and operations. Since 2018, Mr. Ruecker has served as CEO of GH Bill Inc., which assists companies in going public.

Legal and Disciplinary History of Our Executive Officers and Directors

None.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed; our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation in accordance with Florida Business Corporation Act

DIRECTOR INDEPENDENCE

Our Board of Directors is currently comprised solely of Wolfgang Ruecker. Mr. Ruecker does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation, or audit committee.

Management’s Annual Report on Internal Control over Financial Reporting

Despite our lack of an independent audit committee and/or audit committee financial expert, our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting refers to the process designed by, or under the supervision of, our principal executive officer and principal financial and accounting officer, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, and includes those policies and procedures that:

(1)	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
(2)	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and
(3)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2022. In making this evaluation, management used the framework established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring. Based on our evaluation, we determined that, as of December 31, 2022, our internal control over financial reporting was not effective due to the following material weakness:

●	We do not have sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements. To mitigate the current limited resources and limited employees, we rely heavily on the use of external legal and accounting professionals.

In order to cure the foregoing material weakness, we have taken or plan to take the following remediation measures:

●	We intend to hire additional personnel with technical accounting expertise to further support our current accounting personnel. As necessary, we will continue to engage consultants or outside accounting firms in order to ensure proper accounting for our consolidated financial statements.

We intend to complete the remediation of the material weakness discussed above as soon as practicable, but we can give no assurance that we will be able to do so. Designing and implementing an effective disclosure controls and procedures is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to devote significant resources to maintain a financial reporting system that adequately satisfies our reporting obligations. The remedial measures that we have taken and intend to take may not fully address the material weakness that we have identified, and material weaknesses in our disclosure controls and procedures may be identified in the future. Should we discover such conditions, we intend to remediate them as soon as practicable. We are committed to taking appropriate steps for remediation, as needed.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned, or accrued for services by our Executive Officers for the year ended December 31, 2022 and from February 2021 (inception) to December 31, 2021. We currently do not have any executive compensation or benefits, such as health or life insurance. We may reimburse Wolfgang Ruecker for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.

Name and Principal Position	Year	Salary ($)	Option Award ($)	Incentive Plan Compensation ($)	Other ($) (1)	Total ($)
Wolfgang Ruecker	2022	0	0	0	0	0
Chief Executive Officer	2021	0	0	0	285,000	285,000

(1)	On April 16, 2021, we entered into a one-year marketing consulting agreement with a company owned by the Company’s majority shareholder. In connection with this agreement, we paid the related party $285,000. During the year ended December 31, 2022 and for the period from April 16, 2021 to December 31, 2021, the Company recorded consulting expense – related party of $73,525 and $211,475, respectively.

Mr. Ruecker currently devotes as many hours as required to manage the affairs of the Company at no salary until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation.

Director Compensation

The following table sets forth director compensation for the year ended December 31, 2022.

		Fees Earned or Paid in Cash	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name of Director	Year	($)	($)	($)	($)	($)	($)
Wolfgang Ruecker	2022	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting agreement – related party

On April 16, 2021, the Company entered into a one-year Independent Marketing Consultant Agreement with Sky Breeze Capital, Ltd., a company whose sole owner is Wolfgang Ruecker, our CEO and majority shareholder. In connection with this agreement, the Company paid the related party cash of $285,000. During the nine months ended September 30, 2022, the Company recorded professional fees – related party of $73,525. See Exhibit 10.2B.

GH Bill, Inc.

In 2021, GH Bill, an entity owned by the Company’s majority shareholder, Wolfgang Ruecker, purchased $630 of inventory on behalf of the Company. On September 30, 2023 and December 31, 2022, accounts payable due to this entity amounted to $630 and $630, respectively, and is included in accounts payable – related party on the accompanying balance sheets.

On March 1, 2022, the Company entered into a ten-month business operations agreement with GH Bill. In connection with this agreement, the Company shall pay a monthly service fee of $4,000 to GH Bill for administration and back-office services. Beginning in June 2022, this monthly service fee was increased from $4,000 to $8,500 per month, in January 2023, this monthly service fee was increased to $14,500 per month, and in August 2023, this monthly service fee was increased to $18,500 per month. In November 2022, the Company paid GH Bill an additional service fee of $30,000. In connection with this consulting agreement, during the nine months ended September 30, 2023 and 2022, the Company recorded professional fees – related party of $138.350 and $119.525, respectively.

RN Consulting GmbH

On April 28, 2021, the Company entered into a two-year Brand Ambassador Agreement with RN Consulting GmbH, a company owned by Romain Grosjean, a race car driver, pursuant to which Romain Grosjean will, among other promotional engagements for the Company, serve as Brand Ambassador to the Company and its products, including carrying the Company’s branding on his race car suit at the NTT Indy Series sporting events. The Company has agreed and has already issued 2,000,000 shares of restricted stock common stock as compensation to RN Consulting. In addition, RN Consulting shall receive $1.00 for each 16oz bottle or gallon of the Company’s product sold on the Company’s Amazon account. The Brand Ambassador Agreement was renewed for an additional 24 months on March 20, 2023 with automatic renewal clause for each subsequent 24 months term. See Exhibits 10.2 and 10.2A.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our sole director will continue to approve any related party transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2023 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown. Additionally, except as provided, the address of the Company is same as the address of each stockholder in the table below:

Common Stock

Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
GH Bill Inc. (1)
17 SE 24th Ave
Pompano Beach, FL 33062	10,000,000	30%

Firaz Ruecker (2)
17 SE 24th Ave
Pompano Beach, FL 33062	10,000,000	30%

Lance Ruecker (3)
17 SE 24th Ave
Pompano Beach, FL 33062	10,000,000	30%

RN Consulting GMBH
Baarerstrasse 57
Zug 6302
Switzerland	2,000,000	6%
Total	32,000,000	96%

Preferred Stock

Name and Address of Beneficial Owner	Shares of Preferred Stock Beneficially owned	Percent of Class Beneficially owned	Percent of Voting Power (1)
GH Bill Inc. (1)
17 SE 24th Ave
Pompano Beach, FL 33062	250,000	25%	16.25%

Firaz Ruecker (2)
17 SE 24th Ave
Pompano Beach, FL 33062	250,000	25%	16.25%

Lance Ruecker (3)
17 SE 24th Ave
Pompano Beach, FL 33062	500,000	50%	32.50%
Total	1,000,000	100%	65.00%

(1)	Wolfgang Ruecker, our CEO, and sole Director is also the CEO of GH Bill, Inc.
(2)	Firaz Ruecker is the wife of Wolfgang Ruecker
(3)	Lance Ruecker is the son of Wolfgang Ruecker

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of September 30, 2023, there were 33,471,966 shares of our common stock and 1,000,000 shares of Series A preferred stock issued and outstanding.

Series A Preferred stock

The Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock (“Certificate of Designations”) provides that the Series A Convertible Preferred Stock shall be entitled to vote with the shares of the Company’s common stock at any annual or special meetings of the stockholders of the Company. Together, collectively in their entirety, all holders of Series A preferred stock shall have voting rights equal to exactly 65% of all voting rights available at the time of any vote, including Series A preferred stock. The holders of Series A Preferred Stock, through the ownership of Series A Preferred Stock, have the power to act on behalf of the Company, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management or any individual members thereof in the event that one or more of the foregoing has done, or failed to do, anything which in his sole judgment, will materially and adversely impact the business of the Company in any manner whatsoever, including but not limited to, any violations of state or federal securities laws, or any action which could cause bankruptcy, dissolution, or other termination of the Company. In no event will the ombudsman have the right or power to participate in the normal and any usual daily operations of the Company.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets of the Company whether such asset or capital are surplus, for each of Preferred Stock an amount equal to the Holder’s pro rata share of the assets and funds of the Company to be distributed.

The Series A Preferred shall have no conversion rights and no dividend shall be declared or paid to the Series A Preferred Stock.

Future sales by existing stockholders

A total of 33,471,966 shares of common stock and 1,000,000 shares of Series A preferred stock held by our officers and directors were issued, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 5,471,966 shares of our common stock held by the Selling Shareholders.

The offering price of the shares has been determined arbitrarily by us. The proposed offering price is $3.00 per share and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

The selling stockholders will offer and sell their shares at a fixed price of $3.00 per share until such time as the Company’s common stock is listed on an established market, at which time they may be sold at prevailing market prices.

However, a Selling Shareholder may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will sell the shares as agent;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with a Selling Shareholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

A Selling Shareholder may be deemed an underwriter; therefore, each such Selling Shareholder may not engage in short sales of the Company’s common stock or other hedging activities. The Selling Shareholder may sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholder will attempt to sell shares of the Company’s common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Shareholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Shareholder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Shareholder. The Selling Shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Shareholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this prospectus.

The Selling Shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees or pledgees will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this prospectus.

The Company is required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Shareholder.

The Selling Shareholder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Shareholder. We will file a supplement to this prospectus if the Selling Shareholder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Shareholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Shareholder. The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must:

•	execute and deliver a subscription agreement; and
•	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “MIAMI BREEZE CAR CARE, INC., SPECIAL ACCOUNT OF SELLING SHAREHOLDERS.” The Company will instruct the Transfer Agent to make the appropriate journal entries on the Transfer Agent’s Ledger evidencing the shares of common stock purchased by investors in this Offering.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our Amended Articles of Incorporation provides for authorized shares of 500,000,000 common stock, $0.0001 par value and 1,000,000 preferred stock, $0.0001 designated as Series A Preferred Stock. As of September 30, 2023, there were 33,471,966 shares of our common stock and 1,000,000 shares of Series A preferred stock issued and outstanding, purchased pursuant to certain Private Placement Subscription Agreement. The shares held by Wolfgang Ruecker, our sole officer and director, including Firaz Ruecker and Lance Ruecker were purchased pursuant to Section 4(1) of the Securities Act. See “Security Ownership of Certain Beneficial Owners and Management.”

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We are authorized to issue 1,000,000 shares of preferred stock, $0.0001 par value, designated as Series A preferred stock. The Series A Preferred Stock ranks senior to our common stock and all other classes and series of equity securities of the Company. The Series A Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now and hereafter outstanding.

Voting Rights of Series A Preferred Stockholders.

Except as provided otherwise herein by law, the shares of Series A Preferred shall be entitled to vote with the shares of the Corporation’s Common Stock at any annual or special meetings of the stockholders of the Corporation. Together, collectively in their entirety, all holders of Series A Preferred Stock shall have voting rights equal to exactly sixty-five (65%) of all voting rights available at the time of any vote, including Series A Preferred Stock. The holders of Series A Preferred Stock , through the ownership of Series A Preferred Stock, have the power to act on behalf of the Corporation, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management or any individual members thereof in the event that one or more of the foregoing has done, or failed to do, anything which in his sole judgment, will materially and adversely impact the business of the Corporation in any manner whatsoever, including but not limited to, any violations of state or federal securities laws, or any action which could cause bankruptcy, dissolution, or other termination of the Corporation. In no event will the ombudsman have the right or power to participate in the normal and any usual daily operations of the Corporation.

Liquidation Rights of Preferred Stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets of the Company whether such asset or capital are surplus, for each of Preferred Stock an amount equal to the Holder’s pro rata share of the assets and funds of the Corporation to be distributed.

Conversion Rights of Preferred Stockholders.

The Series A Preferred shall have no conversion rights.

Dividends Rights of Preferred Stockholders.

No dividend shall be declared or paid to the Series A Preferred Stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Our Amended Articles of Incorporation and Bylaws provide, as permitted by governing Florida law, that we will indemnify our directors, officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of the company. The inclusion of these provisions in the Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Our Bylaws do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933.

INTERESTS OF NAMED EXPERTS AND COUNSEL

With the exception of Franklin Ogele, Esq., a named expert in this Registration Statement, no expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Miami Breeze Car Care, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Mercurius & Associates LLP (formerly known as AJSH & Co LLP), our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Mercurius & Associates LLP (formerly known as AJSH & Co LLP) has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Franklin Ogele, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements, or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

MIAMI BREEZE CAR CARE INC.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

CONTENTS

Report of Independent Registered Public Accounting Firm (PCAOB ID No. 3223)	F-2

Financial statements:

Balance Sheets - As of December 31, 2022 and 2021	F-4

Statements of Operations - For the Year Ended December 31, 2022 and for the Period from February 25, 2021 (Inception) to December 31, 2021	F-5

Statements of Changes in Shareholders’ Deficit - For the Year Ended December 31, 2022 and for the Period from February 25, 2021 (Inception) to December 31, 2021	F-6

Statements of Cash Flows – For the Year Ended December 31, 2022 and for the Period from February 25, 2021 (Inception) to December 31, 2021	F-7

Notes to Financial Statements	F-8 to F-16

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Miami Breeze Car Care, Inc.

Opinion on the financial statements

We have audited the accompanying balance sheets of Miami Breeze Car Care, Inc., (the “Company”) as of December 31, 2022 and December 31, 2021, the related statements of operations, change in stockholders’ equity and cash flows for the year ended December 31, 2022 and the period from February 25, 2021 (inception) to December 31, 2021, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and the period from February 25, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company has an accumulated deficit of $1,599,256 and $980,917 for the year ended December 31, 2022 and for the period from February 25, 2021 (inception) to December 31, 2021, respectively. This condition raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this uncertainty are also described in the Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statement. We believe that our audit provide a reasonable basis for our opinion.

Critical audit matter

The Critical Audit Matter are matters arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Mercurius & Associates LLP

(Formerly known as AJSH & Co LLP)

We have served as the Company’s auditor since 2021

New Delhi, India

October 5, 2023

MIAMI BREEZE CAR CARE INC.

BALANCE SHEETS

	December 31,	December 31,
	2022	2021

ASSETS
CURRENT ASSETS:
Cash	$462,729	$670,147
Inventory	170,642	66,738
Prepaid expenses and other assets	411,848	1,218,561

Total Current Assets	1,045,219	1,955,446

LONG-TERM ASSETS:
Prepaid expenses, net of current portion	-	333,333

TOTAL ASSETS	$1,045,219	$2,288,779

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$17,639	$16,451
Accounts payable - related party	630	630

Total Current Liabilities	18,269	17,081

Total Liabilities	18,269	17,081

SHAREHOLDERS’ EQUITY:
Preferred stock; par value $0.0001; 1,000,000 shares authorized; Series A Preferred stock; 1,000,000 shares designated; 1,000,000 shares issued and outstanding at December 31, 2022 and 2021	100	100
Common stock; par value $0.0001: 500,000,000 shares authorized; 33,471,966 and 33,120,466 shares issued and outstanding at December 31, 2022 and 2021, respectively	3,347	3,312
Additional paid-in capital	3,603,676	3,249,203
Accumulated deficit	(2,580,173)	(980,917)

Total Shareholders’ Equity	1,026,950	2,271,698

Total Liabilities and Shareholders’ Equity	$1,045,219	$2,288,779

 See accompanying notes to financial statements.

MIAMI BREEZE CAR CARE INC.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,	For the Period from February 25, 2021 (Inception) to December 31, 2021
	2022	2021

REVENUES	$12,439	$-

COST OF SALES	6,079	-

GROSS PROFIT	6,360	-

OPERATING EXPENSES:
Compensation and related benefits	105,333	26,000
Advertising and promotion	58,247	988
Professional fees (includes stock-based professional fees of $1,011,574 and $674,167 for the periods ended December 31, 2022 and 2021, respectively)	1,161,172	692,167
Professional fees - related party	175,025	211,475
General and administrative expenses	105,647	50,326

Total Operating Expenses	1,605,424	980,956

LOSS FROM OPERATIONS	(1,599,064)	(980,956)

OTHER (EXPENSE) INCOME:
Foreign currency transaction (loss) gain	(192)	39

Total Other (Expense) Income	(192)	39

NET LOSS	$(1,599,256)	$(980,917)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.05)	$(0.03)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	33,376,998	31,914,045

See accompanying notes to financial statements.

MIAMI BREEZE CAR CARE INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2022 AND

FOR THE PERIOD FROM FEBRUARY 25, 2021 (INCEPTION) TO DECEMBER 31, 2021

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders’
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	Equity

Balance, February 25, 2021 (Inception)	-	$-	-	$-	$-	$-	$-

Preferred shares issued to founders	1,000,000	100	-	-	(100)	-	-

Common shares issued to founders for cash	-	-	30,000,000	3,000	27,000	-	30,000

Common stock issued for services and future services	-	-	2,045,000	205	2,119,795	-	2,120,000

Common stock issued for cash	-	-	1,075,466	107	1,102,508	-	1,102,615

Net loss	-	-	-	-	-	(980,917)	(980,917)

Balance, December 31, 2021	1,000,000	100	33,120,466	3,312	3,249,203	(980,917)	2,271,698

Common stock issued for services and future services	-	-	50,000	5	49,995	-	50,000

Common stock issued for cash	-	-	301,500	30	304,478	-	304,508

Net loss	-	-	-	-	-	(1,599,256)	(1,599,256)

Balance, December 31, 2022	1,000,000	$100	33,471,966	$3,347	$3,603,676	$(2,580,173)	$1,026,950

See accompanying notes to financial statements.

MIAMI BREEZE CAR CARE INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,	For the Period from February 25, 2021 (Inception) to December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,599,256)	$(980,917)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	33,333	-
Stock-based professional fees	1,011,574	674,167
Change in operating assets and liabilities:
Inventory	(103,904)	(66,738)
Prepaid expenses	145,139	(106,061)
Accounts payable	1,188	16,451
Accounts payable - related party	-	630

NET CASH USED IN OPERATING ACTIVITIES	(511,926)	(462,468)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	304,508	1,132,615

NET CASH PROVIDED BY FINANCING ACTIVITIES	304,508	1,132,615

NET (DECREASE) INCREASE IN CASH	(207,418)	670,147

CASH, beginning of period	670,147	-

CASH, end of period	$462,729	$670,147

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for prepaid expenses	$16,667	$2,112,500

See accompanying notes to financial statements.

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

NOTE 1 – NATURE OF ORGANIZATION

Nature of Organization

Miami Breeze Car Care Inc. (the “Company”) was incorporated on February 25, 2021 in the State of Florida, The Company is a developer and distributor of automotive care products that provide a long-lasting, new car scent.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had a net loss of $1,599,256 and $980,917 for the year ended December 31, 2022 and for the period from February 25, 2021 (inception) to December 31, 2021, respectively. The net cash used in operations was $511,926 and $462,468 for the year ended December 31, 2022 and for the period from February 25, 2021 (inception) to December 31, 2021, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financing to fund its operations in the future. Although the Company has historically raised capital from sales of common shares, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the year ended December 31, 2022 and for the period from February 25, 2021 (inception) to December 31, 2021 include estimates for obsolete or slow-moving inventory and the fair value of non-cash equity transactions.

Fair Value of Financial Instruments and Fair Value Measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2022 and 2021. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, inventory, prepaid expenses, and accounts payable approximate their fair market value based on the short-term maturity of these instruments.

Cash And Cash Equivalents

For purposes of the statements of cash flow, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of December 31, 2022 and 2021.

Inventory

Inventory, consisting of finished goods, are stated at the lower of cost and net realizable value utilizing the weighted average cost method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed the expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales. On December 31, 2022 and 2021, inventory amounted to $170,642 and $66,738, respectively.

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

Prepaid Expenses

Prepaid expenses include the value of fully vested and non-forfeitable shares issued prior to the services being performed, and other prepaid expenses, which are amortized into expense over the term of the respective agreement or as services are performed. Prepaid expenses amounted to $411,848 and $1,551,894 on December 31, 2022 and 2021, respectively.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

The Company follows Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

The Company sells its products, which include standard warranties, primarily to consumers. Product sales are recognized at a point in time when the products are shipped to the customer and title is transferred and are recorded net of any discounts or allowances. The warranty does not represent a separate performance obligation.

Shipping and Handling Costs

Shipping and handling costs incurred for products shipped to customers are included in general and administrative expenses. Shipping and handling costs charged to customers are included in sales.

Advertising Costs

The Company may participate in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the year ended December 31, 2022 and for the period from inception (February 25, 2021) to December 31, 2021, advertising costs charged to operations were $58,247 and $988, respectively.

Federal and State Income Taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2022 and 2021, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the periods ended on December 31, 2022 and 2021. The Company recognizes interest and penalties related to uncertain income tax positions in other expenses. However, no such interest and penalties were recorded as of December 31, 2022 and 2021.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Loss Per Common Share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per common share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilutive securities and non-vested forfeitable shares. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to members by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. On December 31, 2022 and 2021, the Company did not have any potentially dilutive securities.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

Risk and Uncertainties

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely. The Company has been materially affected by the COVID-19 outbreak to date and the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. The Company has seen a material decrease in sales from its international customers as a result of the unprecedented public health crisis from the COVID-19 pandemic and a decrease in domestic sales due to a decrease in business spending on discretionary items. As a result, the Company’s international customers have delayed the ordering of products and have delayed payment of balances due to the Company. The Company cannot estimate the duration of the pandemic and the future impact on its business. A severe or prolonged economic downturn could result in a variety of risks to the Company’s business, including weakened demand for its products and a decreased ability to raise additional capital when needed on acceptable terms, if at all. Currently, the Company is unable to estimate the impact of this event on its operations.

Segment Reporting

During the periods ended December 31, 2022 and 2021, the Company operated in one reportable business segment.

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update No. 2019-12 – Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The amendments in ASU 2020-12 eliminate certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also clarifies and simplifies other aspects of the accounting for income taxes. The amendments in ASU 2019-12 became effective for us as of the beginning of our 2022 fiscal year. Early adoption is permitted, including adoption in any interim period. The adoption of this guidance had no effect on our financial position and results of operations.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

NOTE 3 – SHAREHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of its $0.0001 par value preferred stock. The Company’s board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As of December 31, 2022 and 2021, 1,000,000 shares have been designated as Series A preferred stock and 1,000,000 Series A preferred shares were issued and outstanding.

Series A Preferred stock

The Certificate of Designations, Preferences, Rights, and Limitations of Series A Preferred Stock (“Certificate of Designations”) provides that the Series A Preferred Stock shall be entitled to vote with the shares of the Company’s common stock at any annual or special meetings of the stockholders of the Company. Together, collectively in their entirety, all holders of Series A preferred stock shall have voting rights equal to exactly 65% of all voting rights available at the time of any vote, including Series A preferred stock. The holders of Series A Preferred Stock, through the ownership of Series A Preferred Stock, have the power to act on behalf of the Company, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management or any individual members thereof in the event that one or more of the foregoing has done, or failed to do, anything which in his sole judgment, will materially and adversely impact the business of the Company in any manner whatsoever, including but not limited to, any violations of state or federal securities laws, or any action which could cause bankruptcy, dissolution, or other termination of the Company. In no event will the ombudsman have the right or power to participate in the normal and any usual daily operations of the Company.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets of the Company whether such asset or capital are surplus, for each of Preferred Stock an amount equal to the Holder’s pro rata share of the assets and funds of the Company to be distributed.

The Series A Preferred shall have no conversion rights and no divided shall be declared or paid to the Series A Preferred Stock.

The Company issued 1,000,000 shares of its Series A preferred stock to founders of the Company. The Series A preferred shares have no stated or face value.

Common Stock

Sale of Common Stock

On February 25, 2021 (inception), the Company issued 30,000,000 shares of its common stock to founders for cash proceeds of $30,000, or $0.001 per share.

In connection with subscription agreements, during the three months ended June 30, 2021, the Company sold 1,040,000 shares of the Company’s common stock for $1,040,000, or $1.00 per share. In connection with this stock sale, the Company received cash proceeds of $1,040,000.

In connection with subscription agreements, during the three months ended September 30, 2021, the Company sold 35,466 shares of the Company’s common stock for $62,615, or at a per share price ranging from $1.00 to $3.00 per share. Accordingly, the Company received cash proceeds of $62,615.

In connection with subscription agreements, during April 2022, the Company sold 300,000 shares of the Company’s common stock for cash proceeds of $300,000, or $1.00 per share.

In connection with subscription agreements, during April and May 2022, the Company sold 1,500 shares of the Company’s common stock for cash proceeds of $4,508, or $3.00 per share.

Issuance of Common Stock for Services

On March 12, 2021, the Company issued 7,500 shares of its common stock for legal services rendered. These shares were valued at $7,500, or $1.00 per common share, based on contemporaneous common share sales by the Company. In connection with these shares, during the period from February 25, 2021 (inception) to December 31, 2021, the Company recorded stock-based professional fees of $7,500.

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

On April 28, 2021, the Company entered into a two-year brand ambassador agreement with an entity for marketing and promotional services, including the designing and implementation of certain promotional campaigns to be rendered by the entity and a certain individual sports celebrity. In connection with this brand ambassador agreement, the Company issued 2,000,000 restricted common shares of the Company to this entity. These shares vest immediately. These shares were valued at $2,000,000, or $1.00 per common share, based on contemporaneous common share sales by the Company. In connection with this agreement, during the year ended December 31, 2022 and during the period from February 25, 2021 (inception) to December 31, 2021, the Company recorded stock-based professional fees of $1,000,000 and $666,667, respectively. On December 31, 2022 and 2021, prepaid expenses related to these shares amounted to $333,333 and $1,333,333 which will amortized into stock-based professional fees over the remaining term of the agreement.

On July 29, 2021, the Company issued 37,500 shares of its common stock for legal services rendered. These shares were valued at $112,500, or $3.00 per common share, based on contemporaneous common share sales by the Company. In connection with these shares, during the period from February 25, 2021 (inception) to December 31, 2021, the Company recorded prepaid expenses of $112,500 which will amortized into stock-based professional fees as services are provided. During the year ended December 31, 2022 and during the period from February 25, 2021 (inception) to December 31, 2021, the Company recorded stock-based-professional fees of $87,500 and $0, respectively. On December 31, 2022 and 2021, prepaid expenses amounted to $25,000 and $112,500 which are amortized into stock-based professional fees as the services are provided.

On April 16, 2022, the Company issued 33,333 shares of its common stock to the Company’s chief operating officer for services rendered. These shares were valued at $33,333, or $1.00 per common share, based on contemporaneous common share sales by the Company. In connection with these shares, on April 16, 2022, the Company recorded stock-based compensation of $33,333.

On April 20, 2022, the Company issued 16,667 shares of its common stock to a consultant pursuant to a 12-month consulting agreement. These shares were valued at $16,667, or $1.00 per common share, based on contemporaneous common share sales by the Company. In connection with these shares, for the year ended December 31, 2022, the Company recorded stock-based professional fees of $11,574 and on December 31, 2022, prepaid expenses amounted to $5,093 which will be amortized into stock-based professional fees over the remaining term of the agreement.

NOTE 4 – CONCENTRATIONS

Concentrations Of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company places its cash in banks or financial institutions in the United Stated, and in Europe (not insured by the Federal Deposit Insurance Company (FDIC)). On December 31, 2022 and 2021, the Company had approximately $212,000 and $565,000 of cash in financial institutions that are not insured, respectively. The Company has not experienced any losses in such accounts through December 31, 2022.

Sales Concentration

During the year ended December 31, 2022, 97.5% of the Company’s sales were generated in Europe. No customer accounted for 10% of sales.

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

NOTE 5 – RELATED PARTY TRANSACTIONS

Consulting agreement – related party

On April 16, 2021, the Company entered into a one-year Independent Marketing Consultant Agreement with Sky Breeze Capital, Ltd., a company whose sole owner is Wolfgang Ruecker, our CEO and majority shareholder. In connection with this agreement, the Company paid the related party cash of $285,000. During the year ended December 31, 2022 and for the period from inception (February 25, 2021) to December 31, 2021, the Company recorded professional fees – related party of $73,525 and $211,475, respectively. On December 31, 2021, the Company recorded prepaid expenses of $73,525 on the accompanying balance sheets which was amortized into professional fees – related party over the remaining term of the agreement.

GH Bill, Inc.

In 2021, GH Bill, Inc. (“GH Bill”), an entity owned by the Company’s majority shareholder, purchased $630 of inventory on behalf of the Company. On December 31, 2022 and 2021, accounts payable due to this entity amounted to $630, and is included in accounts payable – related party on the accompanying balance sheets.

On March 1, 2022, the Company entered into a ten-month business operations agreement with GH Bill. In connection with this agreement, the Company shall pay a monthly service fee of $4,000 to GH Bill for administration and back-office services. Beginning in June 2022, this monthly service fee was increased to $8,500 per month. In November 2022, the Company paid GH Bill an additional service fee of $30,000. In connection with this consulting agreement, for the year ended December 31, 2022, the Company recorded professional fees – related party of $101,500.

RN Consulting GmbH

On April 28, 2021, the Company entered into a two-year Brand Ambassador Agreement with RN Consulting GmbH, a company owned by Romain Grosjean, a race car driver, pursuant to which Romain Grosjean will, among other promotional engagements for the Company, serve as Brand Ambassador to the Company and its products, including carrying the Company’s branding on his race car suit at the NTT Indy Series sporting events. The Company has agreed and has already issued 2,000,000 shares of restricted stock common stock as compensation to RN Consulting. In addition, RN Consulting shall receive $1.00 for each 16oz bottle or gallon of the Company’s product sold on the Company’s Amazon account. The Brand Ambassador Agreement was renewed for additional 24 months on March 20, 2023 with automatic renewal clause for each subsequent 24 months term. See Exhibits 10.2 and 10.2A.

NOTE 6 – INCOME TAXES

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The deferred tax assets on December 31, 2022 and 2021 consist only of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the periods ended December 31, 2022 and 2021 were as follows:

	2022	2021
Income tax benefit at U.S. statutory rate	(335,844)	$(205,992)
State income taxes	(79,963)	(49,046)
Non-deductible expenses	271,676	175,283
Change in valuation allowance	144,131	79,755
Total provision for income tax	-	$-

The Company’s approximate net deferred tax asset as of December 31, 2022 and 2021 was as follows:

Deferred Tax Asset:	December 31, 2022	December 31, 2021
Net operating loss carryforward	223,886	$79,755
Total deferred tax asset before valuation allowance	223,886	79,755
Valuation allowance	(223,886)	(79,755)
Net deferred tax asset	$-	$-

MIAMI BREEZE CAR CARE INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

The net operating loss carryforward was approximately $861,098 on December 31, 2022. The Company provided a valuation allowance equal to the net deferred income tax asset as of December 31, 2022 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. During the year ended December 31, 2022, the valuation allowance increased by $144,131. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership changes that may occur in the future. The potential tax benefit arising from the loss carryforward may be carried forward indefinitely subject to usage limitations.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2022 and 2021 Corporate Income Tax Return are subject to Internal Revenue Service examination.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through October 5, 2023 the date these financial statements were available to be issued. The Company determines that there are no significant subsequent events.

INDEX TO FINANCIAL STATEMENTS

September 30, 2023 and 2022

(Unaudited)

MIAMI BREEZE CAR CARE INC.

BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$165,837	$462,729
Inventory	174,736	170,642
Prepaid expenses and other assets	66,921	411,848

Total Current Assets	407,494	1,045,219

TOTAL ASSETS	$407,494	$1,045,219

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$23,981	$17,639
Accounts payable - related party	630	630

Total Current Liabilities	24,611	18,269

Total Liabilities	24,611	18,269

SHAREHOLDERS' EQUITY:
Preferred stock; par value $0.0001; 1,000,000 shares authorized; Series A Preferred stock; 1,000,000 shares designated; 1,000,000 shares issued and outstanding at September 30, 2023 and December 31, 2022	100	100
Common stock; par value $0.0001: 500,000,000 shares authorized; 33,471,966 shares issued and outstanding at September 30, 2023 and December 31, 2022	3,347	3,347
Additional paid-in capital	3,603,676	3,603,676
Accumulated deficit	(3,224,240)	(2,580,173)

Total Shareholders' Equity	382,883	1,026,950

Total Liabilities and Shareholders' Equity	$407,494	$1,045,219

See accompanying notes to unaudited financial statements.

MIAMI BREEZE CAR CARE INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

REVENUES	$4,701	$3,139	$14,747	$9,753

COST OF SALES	1,800	1,601	6,293	4,365

GROSS PROFIT	2,901	1,538	8,454	5,388

OPERATING EXPENSES:
Compensation and related benefits	18,000	18,000	54,648	87,333
Advertising and promotion	3,599	14,993	14,655	57,129
Professional fees (includes stock-based professional fees of $0 and $291,667 for the three months ended September 30, 2023 and 2022, and $363,426 and $832,408 for the nine months ended September 30, 2023 and 2022, respectively)	26,705	305,787	410,181	868,998
Professional fees - related party	51,350	25,500	138,350	119,525
General and administrative expenses	11,223	27,155	32,102	101,445

Total Operating Expenses	110,877	391,435	649,936	1,234,430

LOSS FROM OPERATIONS	(107,976)	(389,897)	(641,482)	(1,229,042)

OTHER (EXPENSE) INCOME:
Foreign currency transaction loss	(2,111)	(2,736)	(2,585)	(1,511)

Total Other (Expense) Income	(2,111)	(2,736)	(2,585)	(1,511)

NET LOSS	$(110,087)	$(392,633)	$(644,067)	$(1,230,553)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.00)	$(0.01)	$(0.02)	$(0.04)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	33,471,966	33,471,966	33,471,966	33,344,994

See accompanying notes to unaudited financial statements.

MIAMI BREEZE CAR CARE INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders'
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2022	1,000,000	$100	33,471,966	$3,347	$3,603,676	$(2,580,173)	$1,026,950

Net loss	-	-	-	-	-	(356,830)	(356,830)

Balance, March 31, 2023	1,000,000	100	33,471,966	3,347	3,603,676	(2,937,003)	670,120

Net loss	-	-	-	-	-	(177,150)	(177,150)

Balance, June 30, 2023	1,000,000	100	33,471,966	3,347	3,603,676	(3,114,153)	492,970

Net loss	-	-	-	-	-	(110,087)	(110,087)

Balance, September 30, 2023	1,000,000	$100	33,471,966	$3,347	$3,603,676	$(3,224,240)	$382,883

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders'
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2021	1,000,000	$100	33,120,466	$3,312	$3,249,203	$(980,917)	$2,271,698

Net loss	-	-	-	-	-	(389,630)	(389,630)

Balance, March 31, 2022	1,000,000	100	33,120,466	3,312	3,249,203	(1,370,547)	1,882,068

Common stock issued for services and future services	-	-	50,000	5	49,995	-	50,000

Common stock issued for cash	-	-	301,500	30	304,478	-	304,508

Net loss	-	-	-	-	-	(448,290)	(448,290)

Balance, June 30, 2022	1,000,000	100	33,471,966	3,347	3,603,676	(1,818,837)	1,788,286

Net loss	-	-	-	-	-	(392,633)	(392,633)

Balance, September 30, 2022	1,000,000	$100	33,471,966	$3,347	$3,603,676	$(2,211,470)	$1,395,653

See accompanying notes to unaudited financial statements.

MIAMI BREEZE CAR CARE INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(644,067)	$(1,230,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	33,333
Stock-based professional fees	363,426	832,408
Change in operating assets and liabilities:
Inventory	(4,094)	(104,222)
Prepaid expenses	(18,499)	73,193
Accounts payable	6,342	(11,167)
Accounts payable - related party	-	-

NET CASH USED IN OPERATING ACTIVITIES	(296,892)	(407,008)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	304,508

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	304,508

NET DECREASE IN CASH	(296,892)	(102,500)

CASH, beginning of period	462,729	670,147

CASH, end of period	$165,837	$567,647

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for prepaid expenses	$-	$16,667

See accompanying notes to unaudited financial statements.

MIAMI BREEZE CAR CARE INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2023 and 2022

NOTE 1 – NATURE OF ORGANIZATION

Nature of Organization

Miami Breeze Car Care Inc. (the “Company”) was incorporated on February 25, 2021 in the State of Florida, The Company is a developer and distributor of automotive care products that provide a long-lasting, new car scent.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern

These unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, the Company had a net loss of $644,067 and $1,230,553 for the nine months ended September 30, 2023 and 2022, respectively. The net cash used in operations was $296,892 and $407,008 for the nine months ended September 30, 2023 and 2022, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financing to fund its operations in the future. Although the Company has historically raised capital from sales of common shares, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These unaudited financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

MIAMI BREEZE CAR CARE INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2023 and 2022

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the nine months ended September 30, 2023 and 2022 include estimates for obsolete or slow-moving inventory and the fair value of non-cash equity transactions.

Fair Value of Financial Instruments and Fair Value Measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on September 30, 2023 and December 31, 2022. Accordingly, the estimates presented in these unaudited financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, inventory, prepaid expenses, and accounts payable approximate their fair market value based on the short-term maturity of these instruments.

Cash And Cash Equivalents

For the purposes of the statements of cash flow, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of September 30, 2023 and December 31, 2022.

Inventory

Inventory, consisting of finished goods, are stated at the lower of cost and net realizable value utilizing the weighted average cost method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed the expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales. On September 30, 2023 and December 31, 2022, inventory amounted to $174,736 and $170,642, respectively.

MIAMI BREEZE CAR CARE INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2023 and 2022

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include the value of fully vested and non-forfeitable shares issued prior to the services being performed and other prepaid expenses, which are amortized into expense over the term of the respective agreement or as services are performed. Prepaid expenses and other current assets amounted to $66,921 and $411,848 on September 30, 2023 and December 31, 2022, respectively.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

The Company follows Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

The Company sells its products, which include standard warranties, primarily to consumers. Product sales are recognized at a point in time when the products are shipped to the customer and title is transferred and are recorded net of any discounts or allowances. The warranty does not represent a separate performance obligation.

Shipping and Handling Costs

Shipping and handling costs incurred for products shipped to customers are included in general and administrative expenses. Shipping and handling costs charged to customers are included in sales.

Advertising Costs

The Company may participate in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the nine months ended September 30, 2023 and 2022, advertising costs charged to operations were $14,655 and $57,129, respectively.

MIAMI BREEZE CAR CARE INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2023 and 2022

Federal and State Income Taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of September 30, 2023 and December 31, 2022, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the condensed financial statements. Tax years that remain subject to examination are the periods ended on December 31, 2022 and 2021. The Company recognizes interest and penalties related to uncertain income tax positions in other expenses. However, no such interest and penalties were recorded as of September 30, 2023 and December 31, 2022.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the condensed financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Loss Per Common Share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per common share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilutive securities and non-vested forfeitable shares. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to members by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. On September 30, 2023 and 2022, the Company did not have any potentially dilutive securities.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

MIAMI BREEZE CAR CARE INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2023 and 2022

Risk and Uncertainties

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely. The Company has been materially affected by the COVID-19 outbreak to date and the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. The Company has seen a material decrease in sales from its international customers as a result of the unprecedented public health crisis from the COVID-19 pandemic and a decrease in domestic sales due to a decrease in business spending on discretionary items. As a result, the Company’s international customers have delayed the ordering of products and have delayed payment of balances due to the Company. The Company cannot estimate the duration of the pandemic and the future impact on its business. A severe or prolonged economic downturn could result in a variety of risks to the Company’s business, including weakened demand for its products and a decreased ability to raise additional capital when needed on acceptable terms, if at all. Currently, the Company is unable to estimate the impact of this event on its operations.

Segment Reporting

During the nine months ended September 30, 2023 and 2022, the Company operated in one reportable business segment.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – SHAREHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of its $0.0001 par value preferred stock. The Company’s board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As of September 30, 2023 and December 31, 2022, 1,000,000 shares have been designated as Series A preferred stock and 1,000,000 Series A preferred shares were issued and outstanding.

MIAMI BREEZE CAR CARE INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2023 and 2022

Series A Preferred stock

The Certificate of Designations, Preferences, Rights, and Limitations of Series A Preferred Stock (“Certificate of Designations”) provides that the Series A Preferred Stock shall be entitled to vote with the shares of the Company’s common stock at any annual or special meetings of the stockholders of the Company. Together, collectively in their entirety, all holders of Series A preferred stock shall have voting rights equal to exactly 65% of all voting rights available at the time of any vote, including Series A preferred stock. The holders of Series A Preferred Stock, through the ownership of Series A Preferred Stock, have the power to act on behalf of the Company, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management or any individual members thereof in the event that one or more of the foregoing has done, or failed to do, anything which in his sole judgment, will materially and adversely impact the business of the Company in any manner whatsoever, including but not limited to, any violations of state or federal securities laws, or any action which could cause bankruptcy, dissolution, or other termination of the Company. In no event will the ombudsman have the right or power to participate in the normal and any usual daily operations of the Company.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets of the Company whether such asset or capital are surplus, for each of Preferred Stock an amount equal to the Holder’s pro rata share of the assets and funds of the Company to be distributed.

The Series A Preferred shall have no conversion rights and no dividend shall be declared or paid to the Series A Preferred Stock.

The Company issued 1,000,000 shares of its Series A preferred stock to founders of the Company. The Series A preferred shares have no stated or face value.

Common Stock

Sale of Common Stock

In connection with subscription agreements, during April 2022, the Company sold 300,000 shares of the Company’s common stock for cash proceeds of $300,000, or $1.00 per share.

In connection with subscription agreements, during April and May 2022, the Company sold 1,500 shares of the Company’s common stock for cash proceeds of $4,508, or $3.00 per share.

Issuance of Common Stock for Services

On April 28, 2021, the Company entered into a two-year brand ambassador agreement with an entity for marketing and promotional services, including the designing and implementation of certain promotional campaigns to be rendered by the entity and a certain individual sports celebrity. In connection with this brand ambassador agreement, the Company issued 2,000,000 restricted common shares of the Company to this entity. These shares vest immediately These shares were valued at $2,000,000, or $1.00 per common share, based on contemporaneous common share sales by the Company. In connection with this agreement, during the nine months ended September 30, 2023 and 2022, the Company recorded stock-based professional fees of $338,426 and $750,000, respectively. On September 30, 2023 and December 31, 2022, prepaid expenses related to these shares amounted to $0 and $333,333 which was amortized into stock-based professional fees over the term of the agreement.

On July 29, 2021, the Company issued 37,500 shares of its common stock for legal services rendered. These shares were valued at $112,500, or $3.00 per common share, based on contemporaneous common share sales by the Company. In connection with these shares, on June 29, 2021, the Company recorded prepaid expenses of $112,500 which was amortized into stock-based professional fees as services were provided. During the nine months ended September 30, 2023 and 2022, the Company recorded stock-based-professional fees of $25,000 and $75,000, respectively. On September 30, 2023 and December 31, 2022, prepaid expenses amounted to $0 and $25,000 which was amortized into stock-based professional fees as the services were provided.

MIAMI BREEZE CAR CARE INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2023 and 2022

On April 16, 2022, the Company issued 33,333 shares of its common stock to the Company’s chief operating officer for services rendered. These shares were valued at $33,333, or $1.00 per common share, based on contemporaneous common share sales by the Company. In connection with these shares, on April 16, 2022, the Company recorded stock-based compensation of $33,333.

On April 20, 2022, the Company issued 16,667 shares of its common stock to a consultant pursuant to a 12-month consulting agreement. These shares were valued at $16,667, or $1.00 per common share, based on contemporaneous common share sales by the Company. In connection with these shares, during the nine months ended September 30, 2023 and 2022, the Company recorded stock-based professional fees of $5,093 and $7,408, respectively. On September 30, 2023 and December 31, 2022, prepaid expenses amounted to $0 and $5,093, respectively, which was amortized into stock-based professional fees over the term of the agreement.

NOTE 4 – CONCENTRATIONS

Concentrations Of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company places its cash in banks or financial institutions in the United Stated, and in Europe (not insured by the Federal Deposit Insurance Company (FDIC)). On September 30, 2023 and December 31, 2022, the Company had approximately $0 and $212,000 of cash in financial institutions that are not insured, respectively. The Company has not experienced any losses in such accounts through September 30, 2023.

Sales Concentration

During the nine months ended September 30, 2023, 63.3% and 36.7% of the Company’s sales were generated in Europe and United States, respectively. No customer accounted for 10% of sales.

NOTE 5 – RELATED PARTY TRANSACTIONS

Consulting agreement – related party

On April 16, 2021, the Company entered into a one-year Independent Marketing Consultant Agreement with Sky Breeze Capital, Ltd., a company whose sole owner is Wolfgang Ruecker, our CEO and majority shareholder. In connection with this agreement, the Company paid the related party cash of $285,000. During the nine months ended September 30, 2022, the Company recorded professional fees – related party of $73,525.

GH Bill, Inc.

In 2021, GH Bill, Inc. (“GH Bill”), an entity owned by the Company’s majority shareholder, purchased $630 of inventory on behalf of the Company. On September 30, 2023 and December 31, 2022, accounts payable due to this entity amounted to $630, and is included in accounts payable – related party on the accompanying balance sheets.

On March 1, 2022, the Company entered into a ten-month business operations agreement with GH Bill. In connection with this agreement, the Company shall pay a monthly service fee of $4,000 to GH Bill for administration and back-office services. Beginning in June 2022, this monthly service fee was increased to $8,500 per month in January 2023, this monthly service fee was increased to $14,500 per month, and in August 2023, this monthly service fee was increased to $18,500 per month. In November 2022, the Company paid GH Bill an additional service fee of $30,000. In connection with this consulting agreement, during the nine months ended September 30, 2023 and 2022, the Company recorded professional fees – related party of $138,350 and $119,525, respectively.

RN Consulting GmbH

On April 28, 2021, the Company entered into a two-year Brand Ambassador Agreement with RN Consulting GmbH, a company owned by Romain Grosjean, a race car driver, pursuant to which Romain Grosjean will, among other promotional engagements for the Company, serve as Brand Ambassador to the Company and its products, including carrying the Company’s branding on his race car suit at the NTT Indy Series sporting events. The Company has agreed and has already issued 2,000,000 shares of restricted stock common stock as compensation to RN Consulting. In addition, RN Consulting shall receive $1.00 for each 16oz bottle or gallon of the Company’s product sold on the Company’s Amazon account. The Brand Ambassador Agreement was renewed for an additional 24 months on March 20, 2023 with automatic renewal clause for each subsequent 24 months term. See Exhibits 10.2 and 10.2A.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through November 30, 2023 the date these financial statements were available to be issued. The Company determines that there are no significant subsequent events.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Original and Amended Articles of Incorporation as filed on February 25, 2021 and February 18, 2022, respectively. (2)

3.2	Bylaws of Miami Breeze Car Care, Inc., as amended, dated September 30, 2022. (2)

5.1	Opinion of Franklin Ogele, Esq. as to the legality of securities registered as dated June 30, 2022. (2)

5.1A	Amended Opinion of Counsel dated October 21, 2023. (2)

10.1	Product Formulation Agreement as filed on November 9, 2022. (2)

10.1A	Car Care Product Development and Manufacturing Agreement as filed on March 23, 2023. (2)

10.2	Brand Ambassador Agreement as filed on April 28, 2021 (2)

10.2A	Addendum to the Brand Ambassador Agreement as filed on March 23, 2023. (2)

10.2B	Independent Marketing Consultant Agreement dated April 16, 2021. (2)

10.4	Form of Subscription Agreement. (2)

23.1	Updated Consent of Independent Certified Public Accounting Firm filed with this Amended S-1 No. 6.

(1)	Includes Consent of Counsel

(2)	Incorporated by reference to this Amended S-1 No. 6

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at 848 Brickell, PH 5, Miami FL 33131 on December 1, 2023.

MIAMI BREEZE CAR CARE, INC.

By:	/s/ Wolfgang Ruecker
	Name:	Wolfgang Ruecker
	Title:	CEO/Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Wolfgang Ruecker
Wolfgang Ruecker	Director/Executive Principal Officer	December 1, 2023.

Signature	Title	Date

/s/ Wolfgang Ruecker
Wolfgang Ruecker	Principal Financial Officer / Sole Director	December 1, 2023.